UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 3, 2017

Novanta Inc.

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 3, 2017, Novanta Europe GmbH (the “Buyer”), a wholly-owned subsidiary of Novanta Inc. (“Novanta”), acquired 100% of the outstanding shares of W.O.M. World of Medicine GmbH (“WOM”), a division of Aton GmbH (the “Seller”), pursuant to an Agreement on the Sale and Transfer of All Shares in WOM (the “Purchase Agreement”), signed on June 6, 2017. On July 5, 2017, Novanta filed a Current Report on Form 8-K to report the closing of the acquisition of WOM.

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Novanta on July 5, 2017, pursuant to Item 9.01(a)(4) and (b)(2) of Form 8-K, to include the financial information required pursuant to Item 9.01(a) and (b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)Financial Statements of Business Acquired

WOM audited consolidated statement of financial position as of December 31, 2016 and consolidated statement of profit and loss and other comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year ended December 31, 2016 and related notes are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

(b)Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2017, and for the year ended December 31, 2016, and the related notes are attached as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(d)         Exhibits:

23.1	Consent of Deloitte GmbH, Independent Auditors.
99.1	WOM audited consolidated financial statements as of and for the year ended December 31, 2016.
99.2	Unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2017 and for the year ended December 31, 2016 and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.
(Registrant)

Date: September 14, 2017	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer